Prepared by, and after recording
return to:
Moss & Barnett (EHK)
A Professional Association
4800 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402-4129

ASSUMPTION AGREEMENT

FHLMC Loan No. 002732432

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ASSUMPTION AGREEMENT
Multifamily - For Use with Electronic Mortgage Documents (8/13/2004)

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made effective as of the 30th day of November, 2007, by and among Regency North Associates, L.P., a Missouri limited partnership ("Original Borrower"); Regency North Acquisition, LLC, a Missouri limited liability company ("New Borrower"); and the FEDERAL HOME LOAN MORTGAGE CORPORATION ("Noteholder") and is acknowledged and consented to by MJS Associates, Inc., a Missouri corporation ("Original Guarantor").

RECITALS

A.
Original Borrower obtained a mortgage loan (the "Loan") from Northland / Marquette Capital Group, Inc., a Minnesota corporation ("Original Lender"), which loan is secured by certain Land and Improvements (the "Property"), located in Kansas City, Clay County, Missouri.  The Land is more particularly described in Exhibit A, attached to this Agreement.

B.
Original Borrower executed a promissory note evidencing the Loan, dated December 27, 2000, in the original principal amount of $5,250,000.00, payable to Original Lender (the "Note").  The Original Guarantor guaranteed payment of certain amounts due under the Note by executing Limited Guaranty dated December 27, 2000 (the "Original Guaranty").

C.
To secure repayment of the Loan, Original Borrower executed and delivered to Original Lender a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the "Security Instrument") of even date with the Note, which is recorded in the Official Records in the County of Clay, State of Missouri (the "Land Records") at Book 3240 at Page 681.  Any capitalized terms used in this Agreement and not defined shall have the meaning ascribed to them in the Security Instrument.

D.
The Note, Security Instrument and any other document executed by Original Borrower in connection with the Loan that will be assumed by New Borrower, all as listed on Exhibit B to this Agreement, are referred to collectively in this Agreement as the "Loan Documents".

E.
Original Lender endorsed the Note to the order of the Noteholder and by instrument dated December 27, 2000 filed for record on December 28, 2000 in the Land Records at Book 3240 at Page 727 sold, assigned and transferred all right, title and interest of the Original Lender in and to the Security Instrument and the Loan

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Documents to the Noteholder.  The Noteholder is now the owner and holder of the Note and the Loan is serviced by NorthMarq Capital, Inc. (the "Servicer").

F.	Original Borrower has transferred or has agreed to transfer all of its right, title, and interest in and to the Property to New Borrower (the "Transfer").

G.
New Borrower has agreed to assume all of Original Borrower's rights, obligations, and liabilities created or arising under the Loan Documents, with certain modifications, if any, as set forth in Exhibit C to this Agreement (the "Assumption").

H.	Subject to the full satisfaction of all conditions set forth below, the Noteholder has agreed to consent to New Borrower's Assumption .

I.
Original Borrower desires to be released by the Noteholder from any and all obligations and liabilities under the terms and provisions of the Loan Documents, and Noteholder has agreed to release Original Borrower from further liability (except as provided in Section 14 of this Agreement).

NOW, THEREFORE, in consideration of these premises, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.
Assumption of Obligations.  New Borrower covenants, promises and agrees that New Borrower, jointly and severally if more than one, will unconditionally assume and be bound by all terms, provisions, and covenants of the Loan Documents set forth in Exhibit B to this Agreement, as if New Borrower had been the original maker of the Loan Documents.  New Borrower will pay all sums to be paid and perform each and every obligation to be performed by Original Borrower under and in accordance with the terms and conditions of the Loan Documents.

2.
Affirmation by New Borrower.  New Borrower agrees that the Loan Documents set forth in Exhibit B to this Agreement are and will be and remain in full force and effect, enforceable against New Borrower in accordance with their terms, except as modified by Exhibit C to this Agreement.  The Property will remain subject to the lien, charge and encumbrance of the Security Instrument.  Nothing contained in this Agreement or done pursuant to this Agreement will affect or be construed to affect the lien, charge, and encumbrance of the Security Instrument or the priority of the Security Instrument over other liens, charges and encumbrances.  Nothing contained in this Agreement or done pursuant to this Agreement will release or be construed to release or affect the liability of any party or parties who may now or after the date of this Agreement be liable under or on account of the Note and the Security Instrument, except as expressly provided in this Agreement.  New Borrower will be liable for the payment of all sums and the performance of every obligation required under the Loan Documents to the extent set forth in the Loan Documents as modified by this

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ASSUMPTION AGREEMENT                                                                                Page 3
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Agreement.

3.
Subordination of Rights of Original Borrower and New Borrower.  Any indebtedness of Original Borrower to New Borrower, or of New Borrower to Original Borrower, now or existing after the date of this Agreement, together with any interest on such debt, is hereby subordinated to any indebtedness of Original Borrower or New Borrower to the Noteholder under the Loan Documents.  Any collection or receipts with respect to any such indebtedness of Original Borrower to New Borrower, or of New Borrower to Original Borrower, will be collected, enforced and received by New Borrower or Original Borrower (as applicable) in trust for the benefit of the Noteholder, and will be paid over to the Noteholder on account of the indebtedness of Original Borrower and New Borrower to the Noteholder, but without impairing or affecting in any manner the liability of Original Borrower or New Borrower under the other provisions of the Loan Documents and this Agreement.  However, until the occurrence of an Event of Default under the Security Instrument, Original Borrower or New Borrower (as applicable) will be entitled to retain for its own account all payments made on account of the principal of and interest on any such indebtedness; provided no such payment is made more than ten (10) days in advance of the due date.

4.	Modification of Note and Security Instrument. New Borrower and Noteholder agree that the provisions of the Loan Documents are modified as set forth on Exhibit C to this Agreement.

5.
Replacement Reserve.  New Borrower and Noteholder agree that a Replacement Reserve Account will be established with Servicer with payments to be made by New Borrower to such account in the amount of Four Thousand Five Hundred and No/100 Dollars ($4,500.00) per month, in accordance with the terms and provisions of the Replacement Reserve Agreement to be executed by New Borrower and Noteholder on the same date as this Agreement. The failure of New Borrower to comply with the additional obligations contained in this Section will constitute an Event of Default under the Security Instrument, and the Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents.  Servicer will transfer the amount of Thirty Six Thousand and No/100 Dollars ($36,000.00) to the New Borrower’s Replacement Reserve Account as the Initial Deposit.  Original Borrower acknowledges and agrees that by executing this Agreement it relinquishes all right, title and interest it has or may have in the Replacement Reserve Account.

   6.   Repairs.
 No Repair Escrow is required.  Original Borrower acknowledges and agrees that Noteholder is not holding any funds pursuant to the Repair Escrow, if any, executed by Original Borrower.

7.	Tax and Insurance Escrow. On or prior to the execution of this Agreement, to ensure that sufficient funds are available for the payment of real estate taxes, and fire, hazard or other

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ASSUMPTION AGREEMENT                                                                                Page 4
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insurance premiums, an escrow account will be established with Servicer, with payments to be made by New Borrower to such account in the amount required by Noteholder and/or Servicer.  By execution of this Agreement, Original Borrower acknowledges and agrees that it relinquishes any right, title or interest it has or may have in any escrow account held by Servicer in connection with the Property.

8.
Guaranty Requirements. On the date of execution of this Agreement, Maxus Operating Limited Partnership, a Delaware limited partnership, and Maxus Realty Trust, Inc., a Missouri corporation, (jointly and severally if more than one, "New Guarantor") will execute and deliver to Noteholder the appropriate version of the Guaranty (the "Guaranty") under which the New Guarantor guarantees the full and punctual payment when due of the "Guaranteed Obligations" (as such term is defined in the Guaranty).  The Guaranty will provide that New Guarantor is personally liable for zero percent (0%) of the outstanding principal balance of the Loan.  New Guarantor automatically will become liable for one hundred percent (100%) of all amounts payable under the Loan Documents upon the occurrence of certain events more specifically set forth in the Guaranty.

9.	Ratification of Original Guaranty. By signing the Acknowledgment and Consent to this Agreement where indicated below, the Original Guarantor:

a)
ratifies the guaranty under which it guaranteed payments of certain amounts under the Loan Documents (the "Original Guaranty") only to the extent that it guaranties payments of the Borrower's liability under Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument arising out of conditions existing on or before the date of this Agreement ("Preexisting Conditions"); and

b)
agrees that Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument as assumed by New Borrower and modified by this Agreement will continue to be guaranteed by the Original Guarantor as and to the full extent provided in the Original Guaranty for such Preexisting Conditions.

c)
Noteholder hereby releases Original Guarantor from any and all liability under the Original Guaranty except to the extent that the Original Guaranty guarantees payment of the Original Borrower's liability under Section 18 of the Security Instrument arising out of Preexisting Conditions.

10.	Representations. Original Borrower represents and warrants to Noteholder:

a)	As of the date of this Agreement, the amount of the unpaid indebtedness under the Note is Four Million Eight Hundred Fourteen Thousand Nine Hundred and 56/100 Dollars ($4,814,900.56).

b)	Interest at the rate set forth in the Note has been paid to Noteholder in full through and including October 31, 2007.

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ASSUMPTION AGREEMENT                                                                                Page 5
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c)	All of the representations and warranties in the Loan Documents are true as of the date on which Original Borrower executes this Agreement.

d)	No Event of Default (or event which, with the giving of notice or the passage of time or both, would be an Event of Default) has occurred or is continuing under the Security Instrument.

e)
Original Borrower has no claims, offsets, defenses, or counterclaims of any kind to its performance under, or Noteholder's enforcement of, the Note and the other Loan Documents; and to the extent any such counterclaims, setoffs, defenses or other causes of action may exist, whether known or unknown, Original Borrower waives all such items.  Original Borrower acknowledges that all of Noteholder's actions in connection with the Loan have been in compliance with the terms of the applicable Loan Documents, and Original Borrower acknowledges and agrees that Noteholder has not breached or failed to perform any duty or obligation that Noteholder may owe Original Borrower.

f)	There are no suits or actions threatened or pending against Original Borrower which affect the enforcement or validity of the Note, the Security Instrument and/or the Loan Documents.

11.
Additional Transfers.  Notwithstanding the Noteholder's consent to the Transfer of the Property to New Borrower, New Borrower understands and agrees that such consent will in no way limit or operate as a waiver of the Noteholder's continuing rights under Section 21 of the Security Instrument.

12.
Continuing Obligations.  New Borrower will execute, acknowledge and deliver Moisture Management Plan Compliance Certificate and such other documents as Noteholder, or Servicer may require to document the Assumption described in this Agreement and to more fully effectuate the provisions of this Agreement.  The failure of New Borrower to comply with the additional obligations contained in this Section will constitute an Event of Default under the Security Instrument, and the Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents.

13.	Additional Obligations.

a)
To induce the Noteholder to consent to New Borrower's Assumption, in addition to the covenants and agreements set forth in the Loan Documents, New Borrower agrees that it will comply with the Additional Obligations set forth on Exhibit D to this Agreement, if applicable.

b)	The failure of New Borrower to comply with the Additional Obligations, if applicable, will constitute an Event of Default under the Security Instrument, and the

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ASSUMPTION AGREEMENT                                                                                Page 6
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Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents.

14.	Release of Original Borrower; Rights of Noteholder.

a)
In reliance upon Original Borrower's representations and warranties, the Noteholder releases Original Borrower from any and all obligations under the terms and provisions of the Loan Documents; provided, however, that Original Borrower is not released from any liability pursuant to Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument arising out of conditions existing on or before the date of this Agreement ("Preexisting Conditions").

b)
If any material element of Original Borrower's representations and warranties are materially false or misleading, this release will be canceled and Original Borrower will remain obligated under the Loan Documents as though there had been no release.

c)
If at any time all or any part of any payment by Original Borrower which has been applied by the Noteholder to payment of the Loan on or prior to the date of this Agreement is or must be rescinded, repaid or returned by the Noteholder for any reason whatsoever (including, without limitation, the application of any bankruptcy, insolvency or other law), for purposes of this Agreement, to the extent that such payment is or must be rescinded, repaid or returned, such payment will be deemed to have continued to be due and payable, notwithstanding such application by the Noteholder and this Agreement will continue to be effective as to such payment as though such application by the Noteholder had not been made.  Original Borrower and New Borrower will each remain liable to the Noteholder for the amount so rescinded, repaid, or returned to the same extent as if such amount had never originally been received by the Noteholder, notwithstanding any cancellation of the Note, release or satisfaction of the Security Instrument, or the cancellation of any other Loan Document.

15.
Expenses.  New Borrower's execution of this Agreement will constitute New Borrower's agreement to pay all expenses incurred by the Noteholder in connection with this Assumption, including without limitation the payment of any title endorsement costs,  legal costs (including in-house legal costs) attorney's fees, and assumption fees required by the Noteholder.

16.	Miscellaneous.

a)	This Agreement will be binding upon and will inure to the benefit of the parties to the Agreement and their respective heirs, successors and permitted assigns.

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ASSUMPTION AGREEMENT                                                                                Page 7
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b)
Except as expressly modified by this Agreement, the Note, the Security Instrument and all other Loan Documents will be unchanged and remain in full force and effect, and are hereby expressly approved, ratified and confirmed.  No provision of this Agreement that is held to be inoperative, unenforceable or invalid will affect the remaining provisions, and to this end all provisions of this Agreement are declared to be severable.

c)	Time is of the essence of this Agreement.

d)	This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

e)	This Agreement will be construed in accordance with the laws of the jurisdiction in which the Property is located.

f)	This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.

g)
All notices given pursuant to the Agreement must be in writing and will be effectively given if personally delivered or, if mailed, postage prepaid, certified or registered mail, return receipt requested, to the addresses of the parties set forth below or to such other address as any party subsequently may designate in writing.

17.
Executed Originals.  An executed original of this Agreement will be (i) attached permanently to the Note as an amendment to the Note, and (ii) recorded in the Land Records as a modification to the Security Instrument.

18.	State Specific Requirements. N/A.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Instrument:

[X]  Exhibit A                      Legal Description of the Land (required).

[X]  Exhibit B                       List of Loan Documents (required).

[X] Exhibit C	Modifications to Note and Security Instrument, (required).

[X] Exhibit D	Additional Obligations of New Borrower, check if applicable.

[X] Exhibit E	Modification to Assumption Agreement, check if applicable.

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ASSUMPTION AGREEMENT                                                                                Page 8
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

ORIGINAL BORROWER:

Regency North Associates, L.P.,
a Missouri limited partnership

By:           KELCOR, INC.,
a Missouri corporation
Its:           General Partner

By: /s/ John W. Alvey
Name: John W. Alvey
Its: Vice President

Address for Notice to Original Borrower:
Regency North Associates, L.P.
c/o Maxus Properties, Inc.
104 Armour Road
North Kansas City, MO  64116

STATE OF MISSOURI                                         )
  )ss.
COUNTY OF                       Clay           )

On this 27 day of November, 2007, before me, the undersigned, a Notary Public in and for the State of Missouri, duly commissioned and sworn, personally appeared David L. Johnson, to me known to be the Vice President of Kelcor, Inc., a Missouri corporation, the General Partner of Regency North Associates, L.P., a Missouri limited partnership, described in the foregoing instrument, acknowledged to me that he signed and sealed the foregoing instrument as the free and voluntary act and deed of the limited partnership, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year above written.

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203	/s/ Grace E. Bales
Notary Public
My Commission Expires: Aug. 24, 2010

[The remainder of this page is intentionally left blank, signature pages follow.]

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ASSUMPTION AGREEMENT                                                                                Page 9
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NEW BORROWER:

Regency North Acquisition, LLC,
a Missouri limited liability company

By:           Maxus Realty Trust, Inc.,
a Missouri corporation
Its:           Manager

By: /s/ John W. Alvey
Name: John W. Alvey
Its: Vice President

Tax identification number for New Borrower:
26-1441356

Address for Notice to New Borrower:
Regency North Acquisition, LLC
c/o Maxus Properties, Inc.
104 Armour Road
North Kansas City, MO  64116

STATE OF MISSOURI                                         )
  )ss.
COUNTY OF                       Clay           )

On this 27 day of November, 2007, before me, the undersigned, a Notary Public in and for the State of Missouri, duly commissioned and sworn, personally appeared John W. Alvey, to me known to be the Vice President of Maxus Realty Trust, Inc., a Missouri corporation, the Manager of Regency North Acquisition, LLC, a Missouri limited liability company, described in the foregoing instrument, acknowledged to me that he signed and sealed the foregoing instrument as the free and voluntary act and deed of the limited liability company, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year above written.

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203	/s/ Grace E. Bales
Notary Public
My Commission Expires: Aug. 24, 2010

[The remainder of this page is intentionally left blank, signature pages follow.]

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ASSUMPTION AGREEMENT                                                                                Page 10
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CONSENTED TO BY NOTEHOLDER:

Federal Home Loan Mortgage Corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

Address for Notice to Noteholder:
Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive, MS B-4F
McLean, VA  22102
Attn:  Director of Multifamily Portfolio Services

COMMONWEALTH OF VIRGINIA                             )
                    ) ss.
COUNTY OF _______________________              )

The foregoing instrument was acknowledged before me this _____ day of __________, 2007, by
___________________________, the __________________________ of Federal Home Loan
Mortgage Corporation, on behalf of the corporation.

___________________________________
Signature of Person Taking Acknowledgment
___________________________________
Title or Rank

[The remainder of this page is intentionally left blank, signature pages follow.]

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ASSUMPTION AGREEMENT                                                                                Page 11
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ACKNOWLEDGED AND CONSENTED TO:

ORIGINAL GUARANTOR:

MJS ASSOCIATES, INC.,
a Missouri corporation

By: /s/ John W. Alvey
Name:  John W. Alvey
Its:  Vice President

Address for Notice to Original Guarantor:
MJS Associates, Inc.
c/o Maxus Properties, Inc.
104 Armour Road
North Kansas City, MO  64116

STATE OF MISSOURI                                         )
  )ss.
COUNTY OF                       Clay           )

On this 27 day of November, 2007, before me, the undersigned, a Notary Public in and for the State of Missouri, duly commissioned and sworn, personally appeared David L. Johnson, to me known to be the Vice President of MJS Associates, Inc., a Missouri corporation, described in the foregoing instrument, acknowledged to me that he signed and sealed the foregoing instrument as the free and voluntary act and deed of the corporation, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year above written.

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203	/s/ Grace E. Bales
Notary Public
My Commission Expires: Aug. 24, 2010

[The remainder of this page is intentionally left blank, signature pages follow.]

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ASSUMPTION AGREEMENT                                                                                Page 12
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NEW GUARANTOR:

Maxus Operating Limited Partnership,
a Delaware limited partnership

By:           Maxus Realty GP, Inc.,
a Delaware corporation
Its:           General Partner

By: /s/ John W. Alvey
Name: John W. Alvey
Title:  Vice President

Address for Notice to New Guarantor:
Maxus Operating Limited Partnership
c/o Maxus Properties, Inc.
104 Armour Road
North Kansas City, MO  64116

STATE OF MISSOURI                                         )
  )ss.
COUNTY OF                       Clay           )

On this 27 day of November, 2007, before me, the undersigned, a Notary Public in and for the State of Missouri, duly commissioned and sworn, personally appeared John W. Alvey, to me known to be the Vice President of Maxus Realty GP, Inc., a Delaware corporation, the General Partner of Maxus Operating Limited Partnership, a Delaware limited partnership, described in the foregoing instrument, acknowledged to me that he signed and sealed the foregoing instrument as the free and voluntary act and deed of the limited partnership, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year above written.

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203	/s/ Grace E. Bales
Notary Public
My Commission Expires: Aug. 24, 2010

 [The remainder of this page is intentionally left blank, signature pages follow.]

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ASSUMPTION AGREEMENT                                                                                Page 13
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NEW GUARANTOR:

Maxus Realty Trust, Inc.,
a Missouri corporation

By: /s/ John W. Alvey
Name: John W. Alvey
Title: Vice President

Address for Notice to New Guarantor:
Maxus Realty Trust, Inc.
c/o Maxus Properties, Inc.
104 Armour Road
North Kansas City, MO  64116

STATE OF MISSOURI                                         )
  )ss.
COUNTY OF                       Clay           )

On this 27 day of November, 2007, before me, the undersigned, a Notary Public in and for the State of Missouri, duly commissioned and sworn, personally appeared John W. Alvey, to me known to be the Vice President of Maxus Realty Trust, Inc., a Missouri corporation, described in the foregoing instrument, acknowledged to me that he signed and sealed the foregoing instrument as the free and voluntary act and deed of the corporation, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year above written.

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203	/s/ Grace E. Bales
Notary Public
My Commission Expires: Aug. 24, 2010

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ASSUMPTION AGREEMENT                                                                                Page 14
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EXHIBIT A

REQUIRED

(Legal Description of Land)

Tracts 1 and 2, REGENCY NORTH, a subdivision in Kansas City, Clay County, Missouri.

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ASSUMPTION AGREEMENT                                                                                Page A-1
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EXHIBIT B

REQUIRED

(List of Loan Documents that will be Assumed)

1.	Multifamily Note dated as of December 27, 2000, in the original principal amount of $5,250,000.00, executed by Original Borrower and payable to the Original Lender.

2.	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated as of December 27, 2000 executed by Original Borrower in favor of Original Lender.

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ASSUMPTION AGREEMENT                                                                                Page B-1
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EXHIBIT C

REQUIRED

(Changes to Loan Documents)

I.            Modifications to all Loan Documents

      As used in the Loan Documents, all reference to Borrower will be deemed to refer to New Borrower.

II.           Modifications to the Note

1.	Paragraph 9(c) of the Note is hereby amended to add the following subparagraph (4) as follows:

(4)
failure by Borrower to pay the amount of any water and sewer charges that could become a lien on the Mortgaged Property, other charges or assessments that could become a lien on the Mortgaged Property, or ground rents in accordance with the terms of the Security Instrument.

III.           Modifications to the Security Instrument

1.	Section 7 of the Security Instrument is deleted in its entirety and the following substituted in its place:

7.           DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

(a)           Unless this requirement is waived in writing by Lender, which waiver may be contained in this Section 7(a), Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked "Collect" below.  Lender will not require the Borrower to make Imposition Deposits with respect to the items marked "Deferred" below.

[Collect]	Hazard Insurance premiums or other insurance premiums required by Lender under Section 19,
[Collect]	Taxes,
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property),

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ASSUMPTION AGREEMENT                                                                                Page C-1
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 [N/A]   ground rents,
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "Imposition Deposits."  The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as "Impositions."  The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added.  Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)           Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency.  Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty.  Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing.  Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits.  As additional security for all of Borrower's obligations under this Instrument and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits.  Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c)           If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender.  Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender.  Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)           If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits.  If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

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ASSUMPTION AGREEMENT                                                                                Page C-2
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(e)           If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)           If Lender does not collect an Imposition Deposit with respect to an Imposition either marked "Deferred" in Section 7(a) or pursuant to a separate written waiver by Lender, then on or before the date each such Imposition is due, or on the date this Instrument requires each such Imposition to be paid, Borrower must provide Lender with proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits.  Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in Section 7(a), regardless of whether any such item is marked "Deferred" in such section, upon Notice to Borrower, (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

(g)           In the event of a Transfer prohibited by or requiring Lender's approval under Section 21, Lender's waiver of the collection of any Imposition Deposit in this Section 7 may be modified or rendered void by Lender at Lender's option by Notice to Borrower and the transferee(s) as a condition of Lender's approval of such Transfer.

2.	Section 19(b) of the Security Instrument is deleted in its entirety and the following substituted in its place:

(b)
All premiums on Hazard Insurance policies required under Section 19(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment.  All such policies shall also be in a form approved by Lender.  All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender.  Lender shall have the right to hold the original policies or duplicate original policies of all Hazard Insurance required by Section 19(a).  Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums.  Prior to the expiration date of any Hazard Insurance policy, Borrower shall deliver to Lender evidence acceptable to Lender that the policy has been renewed.  If Borrower has not delivered the original (or a duplicate original) of a renewal policy prior to the expiration date of any Hazard Insurance policy, Borrower shall deliver the original (or a duplicate original) of a renewal policy in a

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ASSUMPTION AGREEMENT                                                                                Page C-3
Multifamily - For Use with Electronic Mortgage Documents (8/13/2004)

form satisfactory to Lender within 120 days after the expiration date of the original policy.

3.           A new Section 50 is hereby added to the Security Instrument as follows:

50.
Moisture Management Plan and Mold.  Borrower must have or must establish and must adhere to a moisture management plan (an "MMP").  The Borrower must keep all MMP documentation at the Mortgaged Property or at the management agent's office and available for the Lender or the Loan Servicer to review during any annual assessment or other inspection of the Mortgaged Property that is required by Lender.

If Lender determines that Mold has developed at the Mortgaged Property as a result of a water intrusion event or leak, Lender, at Lender's discretion, may require that a professional inspector inspect the Mortgaged Property as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender's satisfaction.  Such inspection shall be limited to a visual and olfactory inspection of the area that has experienced the water intrusion event, leak or Mold.  Borrower shall be responsible for the cost of such professional inspection and any remediation deemed to be necessary as a result of the professional inspection.  After any issue with Mold, water intrusion or leaks is remedied to Lender's satisfaction, Lender shall not be entitled to require a professional inspection any more frequently than once every three years unless Lender is otherwise aware of subsequent Mold as a result of a water intrusion event or leak.

If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower shall be prepared to provide and must actually provide to Lender a factually correct certification each year that the annual inspection is waived to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from tenants, management agent or governmental authorities regarding odors, indoor air quality, mold, fungus, microbial contamination or pathogenic organisms ("Mold") or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or if Borrower has received any such written complaint, notice, letter or other written communication that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has  fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower's expense.

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ASSUMPTION AGREEMENT                                                                                Page C-4
Multifamily - For Use with Electronic Mortgage Documents (8/13/2004)

EXHIBIT D
APPLICABLE _____
NOT APPLICABLE   X

(Additional Obligations of New Borrower)

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ASSUMPTION AGREEMENT                                                                                Page D-1
Multifamily - For Use with Electronic Mortgage Documents (8/13/2004)

EXHIBIT E

APPLICABLE _____
NOT APPLICABLE   X

(Modification to Assumption Agreement)

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ASSUMPTION AGREEMENT                                                                                Page E-1
Multifamily - For Use with Electronic Mortgage Documents (8/13/2004)